      As filed with the Securities and Exchange Commission on July 3, 2002

                                                      Registration No. 333-67149
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                 PRANDIUM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                   33-0197361
(State or Other Jurisdiction of           (IRS Employer Identification No.)
 Incorporation or Organization)

                               2701 Alton Parkway
                            Irvine, California 92606
                                 (949) 863-8500
          (Address, Including Zip Code, of Principal Executive Offices)

             Koo Koo Roo Enterprises, Inc. 1998 Stock Incentive Plan
            Family Restaurants, Inc. 1994 Incentive Stock Option Plan
              1997 Stock Option Plan for Restaurant Employees and
                        Management of Koo Koo Roo, Inc.
                 Koo Koo Roo, Inc. Stock Awards Plan, as amended
    Nonqualified Stock Option Agreement Dated May 19, 1997 for 75,000 Shares Nonqualified Stock Option Agreement Dated May 19, 1997 for 100,000 Shares Nonqualified Stock Option Agreement Dated May 19, 1997 for 100,000 Shares
     Nonqualified Stock Option Agreement for James Smith for 100,000 Shares Nonqualified Stock Option Agreement Dated May 19, 1997 for 40,000 Shares
       Koo Koo Roo Enterprises, Inc. Nonqualified Stock Option Agreement
                               for Anne Ehringer
                            (Full Title of the Plans)

                                 Michael A. Rule
                       Vice President and General Counsel
                                 Prandium, Inc.
                               2701 Alton Parkway
                            Irvine, California 92606
 (Name, Address, Including Zip Code, and Telephone Number of Agent for Service)

                         ------------------------------

                                    Copy to:

                              Jerome L. Coben, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                             300 South Grand Avenue
                                   Suite 3400
                          Los Angeles, California 90071

================================================================================

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                                EXPLANATORY NOTE

     Pursuant to a Registration Statement on Form S-8 (Registration No. 333-67149) (the "Registration Statement"), Prandium, Inc., a Delaware corporation (the "Registrant"), formerly known as Family Restaurants, Inc. and Koo Koo Roo Enterprises, Inc., offered for sale 27,177,921 shares of its common stock, par value $.01 per share (the "Common Stock"). The Registrant hereby amends the Registration Statement by filing this Post-Effective Amendment No. 1.

     On July 2, 2002, pursuant to a Reorganization Plan confirmed by the United States Bankruptcy Court in the Central District of California on June 20, 2002, the Registrant reorganized its capital structure (the "Reorganization").

     As a result of the Reorganization, the offering described in the Registration Statement has been terminated. This Post-Effective Amendment is being filed solely to remove from registration 26,912,921 shares of Common Stock under the Registration Statement which remained unsold at the termination of the offering.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Irvine, State of California, on the 3rd day of July, 2002.



                                             PRANDIUM, INC.

                                              By:  /s/ Robert T. Trebing, Jr.
                                                  ------------------------------
                                              Name: Robert T. Trebing, Jr.
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on July 3, 2002.

         Signature                          Title
         ---------                          -----
   /s/ Kevin S. Relyea           President, Chief Executive Officer and Director
-----------------------------     (principal executive officer)
      Kevin S. Relyea

   /s/ Robert T. Trebing, Jr.    Executive Vice President and
-----------------------------     Chief Financial Officer
      Robert T. Trebing, Jr.      (principal financial and accounting officer)

   /s/ William G. Knuff          Director
-----------------------------
      William G. Knuff

    /s/ Joseph C. Miller         Director
-----------------------------
      Joseph C. Miller

     /s/ Paul E. Suckow          Director
-----------------------------
       Paul E. Suckow